APPENDIX A
to OPERATING SERVICES AGREEMENT
As Amended 5/29/15

Separate Series of Hatteras Alternative Mutual Funds Trust

Fund	Annual Fee Rate
Hatteras Alpha Hedged Strategies Fund – No Load	1.59% of average daily net assets
Hatteras Alpha Hedged Strategies Fund – Class A	1.59% of average daily net assets
Hatteras Alpha Hedged Strategies Fund – Class C	1.59% of average daily net assets
Hatteras Alpha Hedged Strategies Fund – Institutional Class	0.84% of average daily net assets
Hatteras Long / Short Equity Fund – Institutional Class	0.59% of average daily net assets
Hatteras Long / Short Equity Fund – Class A	0.84% of average daily net assets
Hatteras Long / Short Debt Fund – Institutional Class	0.59% of average daily net assets
Hatteras Long / Short Debt Fund – Class A	0.84% of average daily net assets
Hatteras Long / Short Debt Fund – Class C	0.84% of average daily net assets
Hatteras Hedged Strategies Fund – Institutional Class	0.10% of average daily net assets
Hatteras Managed Futures Strategies Fund – Institutional Class	0.59% of average daily net assets
Hatteras Managed Futures Strategies Fund – Class A	0.84% of average daily net assets
Hatteras Event Driven Fund – Class H	0.25% of average daily net assets

HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST

By: ______________________
Name: J. Michael Fields
Title: Secretary

HATTERAS FUNDS, LLC

By: ______________________
Name: J. Michael Fields
Title: Chief Operating Officer